EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-68785, No. 333-89595 and No. 333-85609) of
Westwood One, Inc. of our report dated February 17, 2004, except for Notes 5 and 13, as to which the date is March 3, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.




New York, New York
March 15, 2004